Exhibit 99.1

MaxCyte Reports Fourth Quarter and Full Year Financial Results

MaxCyte Provides Initial 2022 Guidance

GAITHERSBURG, MD, March 22, 2022 — MaxCyte, Inc., (NASDAQ: MXCT; LSE: MXCT) is a leading commercial cell-engineering company focused on providing enabling platform technologies to advance innovative cell-based research as well as next-generation cell therapeutic discovery, development and commercialization. The Company today announced fourth quarter and full year ended December 31, 2021 financial results and provided initial 2022 revenue guidance.

Fourth Quarter and Year Highlights

●	Record quarterly revenue of $10.2 million up 19% over Q4 2020 was driven by strength in the core business; with growth in core business revenue from cell therapy customers of 43% and drug discovery customers of 32%.
●	Record full-year total revenue of $33.9 million, up 30% over 2020, which was driven by total growth in core business revenues of 37%. We generated a total of $2.5 million in SPL Program-related revenue for the full year 2021.
●	2022 initial guidance includes expectations for core revenue growth of 22% to 25% over 2021 and SPL Program-related revenue of approximately $4 million.
●	Conference call begins at 4:30 p.m. Eastern time today.

“We are pleased to report very strong fourth quarter and full year results driven by ongoing strength in sales to cell therapy customers,” said Doug Doerfler, President and CEO of MaxCyte. “2021 was an excellent year at MaxCyte, as we completed our Nasdaq listing and made important and strategic investments in our business, which are ongoing. We continue to expand our customer base and increase the number of strategic partnerships, now with 16 SPL agreements in place following the announcement of our agreement with Intima Bioscience in February 2022. Overall, MaxCyte remains well-positioned to support growing adoption of the ExPERT™ platform technology for cellular-based research and next-generation therapeutic development.”

The following table provides details regarding the sources of our revenue for the periods presented.

	Three Months Ended			Year Ended
	December 31, (Unaudited)			December 31, (Unaudited)
	2021	2020	%	2021	2020	%
(in thousands, except percentages)
Cell therapy	$7,264	$5,072	43%	$22,984	$15,769	46%
Drug discovery	2,885	2,191	32%	8,395	7,143	18%
Program-related	3	1,252	(100)%	2,515	3,257	(23)%
Total revenue	$10,152	$8,515	19%	$33,894	$26,169	30%

Operational Highlights

●	With the addition of Myeloid Therapeutics, Inc., Celularity, Inc., Sana Biotechnology, Inc., and Nkarta, Inc. signed in 2021, and Intima Bioscience signed in early 2022, the total number of Strategic Platform Licenses (SPLs) signed with our cell therapy partners now stands at 16.
●	Our 16 active SPL partner agreements now allow an aggregate of over 95 potential programs; over 15% of these have entered in the clinic (defined as programs as with at least a cleared IND, or equivalent). If all allowed programs successfully progress though the clinic to commercial approval, we have the potential to generate pre-commercial milestones of over $1.25 billion before potential sales-based commercial revenue to MaxCyte. This compares to the update from the prior year (January 2021) of 12 SPLs covering over 75 programs (with total potential pre-commercial milestones exceeding $950 million), over 15% of which had entered the clinic.
●	We closed 2021 with over 500 instruments placed with customers, compared to over 400 instruments as of the end of 2020.
●	We successfully released the VLx under our ExPERT platform, our large-scale Flow Electroporation platform under the ExPERT brand; we have seen strong initial interest from prospects in using the VLx for large-scale bioprocessing applications.
●	Dr. Cenk Sumen, Ph.D. recently joined our team as Chief Scientific Officer. Dr Sumen was previously CTO at Stemson Therapeutics and holds a Ph.D. in Microbiology and Immunology from Stanford University, completed his post-doctoral training at Harvard and a fellowship at the Cancer Research Institute and worked at Memorial Sloan Kettering Cancer Center under Nobel Laureate Dr. Jim Allison.
●	We also launched three new processing assemblies (our single-use disposables), the R50x3, the R50x8 and the G1000, which were directly targeted to both research and GMP customer needs and contributed to our growth in fiscal 2021; particularly in the fourth quarter.
●	Finally, we are on track to move into our new corporate headquarters facility in 2022, which includes new office space, expanded applications and process development lab facilities, and more than tripling of our manufacturing space.

As of the dates presented, our key metrics described above were as follows:

	As of December 31,
	2021	2020*	2019
Installed base of instruments (sold or leased)	>500	>400	>320
Number of active SPLs	15	12	8
Total number of licensed clinical programs (SPLs only)	>95	>75	>55
Total number of licensed clinical programs under SPLs currently in the clinic **	>15%	>15%	>5%
Total potential pre-commercial milestones under SPLs	>$1.25 billion	>$950 million	>$650 million

*	Amounts presented as of December 31, 2020, give effect to one SPL entered into and additional INDs cleared in January 2021.
**	Number of licensed clinical programs under SPLs are by number of product candidates and not by indication.

Fourth Quarter and Full Year 2021 Financial Results

Total revenue for the fourth quarter of 2021 was $10.2 million, compared to $8.5 million in the fourth quarter of 2020, representing growth of 19%. Revenue from cell therapy customers were collectively up 43% before program-related revenues compared to the same period last year.

Our SPL partners did not achieve any milestone events in the fourth quarter and thus there was no SPL Program-related revenue in the quarter, as compared to $1.3 million in SPL Program-related revenue in the fourth quarter of 2020.

Gross profit for the fourth quarter of 2021 was $8.9 million (88% gross margin), compared to $7.6 million (89% gross margin) in the same period of the prior year. The decrease in gross margin was driven by the lower SPL Program-related revenues; excluding SPL Program-related revenues, gross margin was relatively unchanged.

Operating expenses for the fourth quarter of 2021 were $13.9 million, compared to operating expenses of $10.0 million in the fourth quarter of 2020. The overall increase in operating expenses was primarily driven by increased headcount across all areas of the business and an increase in stock-based compensation.

Fourth quarter 2021 net loss was $4.9 million compared to net loss of $2.7 million for the same period in 2020; EBITDA, a non-GAAP measure, was a loss of $4.5 million for the fourth quarter 2021, compared to a loss of $2.3 million for the fourth quarter of prior year; stock-based compensation expense was $2.4 million versus $0.8 million for the same period in the prior year.

Full Year Financial Results

Total revenue for 2021 was $33.9 million, compared to $26.2 million in 2020, representing growth of 30%. The increase was primarily driven by growth in sales and licenses of instruments and sales of disposables to cell therapy customers.

The Company recognized $2.5 million in SPL Program-related revenue during 2021 (comprised of pre-commercial milestone revenues) as compared to $3.3 million in SPL Program-related revenue in 2020.

Gross profit for 2021 was $30.2 million (89% gross margin), compared to $23.4 million (89% gross margin) in the prior year.

Operating expenses for 2021 were $48.4 million, compared to operating expenses of $34.5 million in 2020. The overall increase in operating expenses was principally driven by an increase in expenses associated with increased headcount, increased stock-based compensation, and increased expenses due to our recent NASDAQ public listing. Partially offsetting this expense increase was a $5.8 million decline in CARMA™-related expenses compared with last year. The Company had no material CARMA™ related expenses after March 2021.

Full year 2021 net loss was $19.1 million compared to a loss of $11.8 million in 2020; full year 2021 EBTIDA was a loss of $17.4 million versus a loss of $10.4 million for the prior year; total stock-based compensation for the full year was $8.0 million versus $2.5 million for the prior year.

Total cash, cash equivalents and short-term investments were $255.0 million as of December 31, 2021.

2022 Revenue Guidance

Management is providing initial 2022 revenue guidance based on our expectations for the existing business.

We expect revenue from our core business (instruments and disposables to cell therapy and drug discovery customers) to grow between 22% and 25% over 2021. We also expect SPL Program-related revenue to be approximately $4 million in 2022.

We intend to provide more context for the trajectory of our SPL Program-related revenue on the earnings call (details below).

Webcast and Conference Call Details

MaxCyte will host a conference call today, March 22, 2022, at 4:30 p.m. Eastern Time. Interested parties may access the live teleconference by dialing (844) 679-0933 for domestic callers, (918) 922-6914 for international callers, for 0203 1070 289 U.K domestic callers, or for 0800 0288 438 U.K. international callers followed by Conference ID: 2675034. A live and archived webcast of the event will be available on the “Events” section of the MaxCyte website at https://investors.maxcyte.com/.

Non-GAAP Financial Measures

This press release contains EBITDA, which is a non-GAAP measure defined as net loss excluding depreciation, amortization, income tax (benefit) expense and net interest expense. MaxCyte believes that EBITDA provides useful information to management and investors relating to its results of operations. The company’s management uses this non-GAAP measure to compare the company’s performance to that of prior periods for trend analyses, and for budgeting and planning purposes. The company believes that the use of EBITDA provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the company’s financial measures with other companies, many of which present similar non-

GAAP financial measures to investors, and that it allows for greater transparency with respect to key metrics used by management in its financial and operational decision-making.

Management does not consider the non-GAAP measure in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of the non-GAAP financial measure is that it excludes significant expenses that are required by GAAP to be recorded in the company’s financial statements. In order to compensate for these limitations, management presents the non-GAAP financial measure together with GAAP results. Non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. A reconciliation tables of the net loss, the most comparable GAAP financial measure to EBITDA, is included at the end of this release. MaxCyte urges investors to review the reconciliation and not to rely on any single financial measure to evaluate the company’s business.

About MaxCyte

MaxCyte is a leading commercial cell-engineering company focused on providing enabling platform technologies to advance innovative cell-based research as well as next-generation cell therapeutic discovery, development and commercialization. Over the past 20 years, we have developed and commercialized our proprietary Flow Electroporation® platform, which facilitates complex engineering of a wide variety of cells. Our ExPERT™ platform, which is based on our Flow Electroporation technology, has been designed to support the rapidly expanding cell therapy market and can be utilized across the continuum of the high-growth cell therapy sector, from discovery and development through commercialization of next-generation, cell-based medicines. The ExPERT family of products includes: four instruments, the ATx™, STx™ GTx™ and VLx™; a portfolio of proprietary related processing assemblies or disposables; and software protocols, all supported by a robust worldwide intellectual property portfolio.

Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding our revenue guidance for the year ending December 31, 2021 and expectations regarding adoption of the ExPERT™ platform, expansion of and revenue from our SPL Programs and the progression of our customers’ programs into and through clinical trials. The words "may," “might,” "will," "could," "would," "should," "expect," "plan," "anticipate," "intend," "believe," “expect,” "estimate," “seek,” "predict," “future,” "project," "potential," "continue," "target" and similar words or expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Any forward-looking statements in this press release are based on management’s current expectations and beliefs and are subject to a number of risks, uncertainties and important factors that may cause actual events or results to differ materially from those expressed or implied by any forward-looking statements contained in this press release, including, without limitation, risks associated with the impact of COVID-19 on our operations; the timing of our customers’ ongoing and planned clinical trials; the adequacy of our cash resources and availability of financing on commercially reasonable terms; and general market and economic conditions. These and other risks and uncertainties are described in greater detail in the section entitled "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2021, to be filed with the Securities and Exchange Commission on July 30, 2021, as well as discussions of potential risks, uncertainties, and other important factors in the other filings that we make with the Securities and Exchange Commission from time to time. These documents are available under the “SEC filings” page of the Investors section of our website at http://investors.maxcyte.com. Any forward-looking statements represent our views only as of the date of this press release and should not be relied upon as representing our views as of any subsequent date. We explicitly disclaim any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. No representations or warranties (expressed or implied) are made about the accuracy of any such forward-looking statements.

MaxCyte Contacts:

US IR Adviser	+1 415-937-5400
Gilmartin Group	ir@maxcyte.com
David Deuchler, CFA

US Media Relations	+1 408-497-8568
Valerie Enes
Seismic

Nominated Adviser and Joint Corporate Broker	+44 (0)20 7886 2500
Panmure Gordon
Emma Earl / Freddy Crossley
Corporate Broking
Rupert Dearden

UK IR Adviser
Consilium Strategic Communications	+44 (0)203 709 5700
Mary-Jane Elliott	maxcyte@consilium-comms.com
Chris Welsh

MaxCyte, Inc.

Unaudited Consolidated Balance Sheets

	December 31,
	2021	2020

Assets
Current assets:
Cash and cash equivalents	$47,782,400	$18,755,200
Short-term investments, at amortized cost	207,261,400	16,007,500
Accounts receivable, net	6,877,000	5,171,900
Inventory	5,204,600	4,315,800
Prepaid expenses and other current assets	3,307,400	1,003,000
Total current assets	270,432,800	45,253,400

Property and equipment, net	7,681,200	4,546,200
Right of use asset - operating leases	5,689,300	1,728,300
Right of use asset - finance leases	—	218,300
Other assets	316,700	33,900
Total assets	$284,120,000	$51,780,100

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$1,820,300	$890,200
Accrued expenses and other	6,523,500	5,308,500
Operating lease liability, current	527,200	572,600
Deferred revenue, current portion	6,746,800	4,843,000
Total current liabilities	15,617,800	11,614,300

Note payable, net of discount, and deferred fees	—	4,917,000
Operating lease liability, net of current portion	5,154,900	1,234,600
Other liabilities	450,200	788,800
Total liabilities	21,222,900	18,554,700

Commitments and contingencies (Note 9)
Stockholders’ equity
Preferred stock, $0.01 par value; 5,000,000 and no shares authorized at December 31, 2021 and 2020, respectively; no shares issued and outstanding	—	—
Common stock, $0.01 par value; 400,000,000 and 200,000,000 shares authorized, 101,202,705 and 77,382,473 shares issued and outstanding at December 31, 2021 and 2020, respectively	1,012,000	773,800
Additional paid-in capital	376,189,600	127,673,900
Accumulated deficit	(114,304,500)	(95,222,300)
Total stockholders’ equity	262,897,100	33,225,400
Total liabilities and stockholders’ equity	$284,120,000	$51,780,100

MaxCyte, Inc.

Unaudited Consolidated Statements of Operations

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Revenue	$10,152,000	$8,514,000	$33,894,100	$26,168,900
Cost of goods sold	1,225,900	906,900	3,647,400	2,767,000
Gross profit	8,926,100	7,607,100	30,246,700	23,401,900

Operating expenses:
Research and development	3,381,000	4,893,000	15,407,300	17,734,800
Sales and marketing	4,089,400	2,395,700	13,002,900	8,328,700
General and administrative	5,969,000	2,370,200	18,676,000	7,370,000
Depreciation and amortization	441,900	329,700	1,349,100	1,025,100
Total operating expenses	13,881,300	9,988,600	48,435,300	34,458,600
Operating loss	(4,955,200)	(2,381,500)	(18,188,600)	(11,056,700)

Other income (expense):
Interest and other expense	—	(280,600)	(1,044,400)	(825,600)
Interest income	80,800	10,400	150,800	65,900
Total other income (expense)	80,800	(270,200)	(893,600)	(759,700)
Provision for income taxes	—	—	—	—
Net loss	$(4,874,400)	$(2,651,700)	$(19,082,200)	$(11,816,400)
Basic and diluted net loss per share	$(0.05)	$(0.03)	$(0.21)	$(0.17)
Weighted average shares outstanding, basic and diluted	100,829,377	77,364,583	90,619,057	69,464,751

MaxCyte, Inc.

Unaudited Consolidated Statements of Cash Flows

	Year Ended December 31,
	2021	2020
Cash flows from operating activities:
Net loss	$(19,082,200)	$(11,816,400)

Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,423,900	1,047,700
Net book value of consigned equipment sold	51,600	79,900
Loss on disposal of fixed assets	32,500	25,900
Fair value adjustment of liability classified warrant	645,400	366,500
Stock-based compensation	7,958,800	2,471,800
Bad debt (recovery) expense	—	(117,200)
Amortization of discounts on short-term investments	(70,300)	(3,800)
Non-cash interest expense	5,400	21,700

Changes in operating assets and liabilities:
Accounts receivable	(1,705,100)	(1,810,200)
Inventory	(1,405,800)	(890,600)
Other current assets	(2,304,400)	(205,900)
Right of use asset – operating leases	(3,806,200)	525,000
Right of use asset – finance lease	63,500	83,400
Other assets	(282,800)	(33,900)
Accounts payable, accrued expenses and other	2,090,900	391,000
Operating lease liability	3,874,900	(508,800)
Deferred revenue	1,903,800	1,649,800
Other liabilities	(73,500)	(58,000)
Net cash used in operating activities	(10,679,600)	(8,782,100)

Cash flows from investing activities:
Purchases of short-term investments	(268,683,600)	(22,505,900)
Maturities of short-term investments	77,500,000	8,000,000
Purchases of property and equipment	(3,834,200)	(2,072,100)
Proceeds from sale of equipment	4,600	—
Net cash (used in) provided by investing activities	(195,013,200)	(16,578,000)

Cash flows from financing activities:
Net proceeds from issuance of common stock	51,808,900	28,567,200
Net proceeds from issuance of common stock upon initial public offering	184,268,400	—
Borrowings under notes payable	—	1,440,000
Principal payments on notes payable	(4,922,400)	(1,440,000)
Proceeds from exercise of stock options	3,631,200	401,000
Principal payments on finance leases	(66,100)	(63,700)
Net cash provided by financing activities	234,720,000	28,904,500
Net increase in cash and cash equivalents	29,027,200	3,544,400
Cash and cash equivalents, beginning of year	18,755,200	15,210,800
Cash and cash equivalents, end of year	$47,782,400	$18,755,200

Unaudited Reconciliation of Net Loss to EBITDA

	Three Months Ended		Year Ended
	December 31,		December 31,
	2021	2020	2021	2020
(in thousands)
Net loss	$(4,874)	$(2,652)	$(19,082)	$(11,816)
Depreciation and amortization expense	417	279	1,424	1,047
Interest expense, net	(81)	100	239	387
Income taxes	—	—	—	—
EBITDA	$(4,538)	$(2,273)	$(17,419)	$(10,382)